Shire Pharmaceuticals Group plc
(Registered in England and Wales with registered number 2883758)

Notice of Annual General Meeting

Notice is hereby given that the Annual General Meeting of Shire Pharmaceuticals Group plc (the iCompanyi) will be held at the offices of WestLB Panmure Limited at Woolgate Exchange, 25 Basinghall Street, London EC2V 5HA on 13 June 2002 at 11am for _the purposes of considering and, if thought fit, passing the following resolutions, of which the resolutions numbered 1 to 7 and 9 _will be proposed as ordinary resolutions and resolutions numbered 8 and 10 as special resolutions:


Ordinary business

1 To receive and consider the report of the directors and financial statements for the year ended 31 December 2001.

2 That Dr James Henry Cavanaugh, retiring in accordance with the Companyis Articles of Association, be and is hereby _re-appointed as a director of the Company.

3 That Dr Barry John Price, retiring in accordance with the Companyis Articles of Association, be and is hereby re-appointed _as a director of the Company.

4 That Ronald Nordmann, retiring in accordance with the Companyis Articles of Association, be and is hereby re-appointed _as a director of the Company.

5 To re-appoint Arthur Andersen as Auditors and authorise the directors to fix their remuneration.

6 To receive the Report of the Remuneration Committee for the financial year ended 31 December 2001.

7 That in substitution for all existing authorities (save to the extent the same may have been exercised by the issue of relevant securities prior to 13 June 2002 or by reason of any offer or agreement made prior to 13 June 2002 which would or might require relevant securities to be allotted on or after 13 June 2002), the directors be and they are hereby generally and unconditionally authorised pursuant to Section 80 of the Companies Act 1985 to exercise all or any of the powers of the Company to allot relevant securities (within the meaning of that section) up to an aggregate nominal amount equal to (pound)8,028,028.58 for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) five years after the date of the passing of this resolution save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities pursuant to any such offer or agreement as if the authority conferred hereby had not expired.

8 That, subject to the passing of the previous resolution, in substitution for all existing authorities, the directors be and they are hereby empowered pursuant to Section 95 of the Companies Act 1985 to allot equity securities (within the meaning of Section 94(2) of the Companies Act 1985) of the Company pursuant to the authority conferred by the passing of the previous resolution as if Section 89(1) of the Companies Act 1985 did not apply to such allotment provided that this power:

     i) shall expire five years after the date of the passing of this resolution, save that the Company may make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors may allot _equity securities pursuant to any such offer or agreement as if the power conferred hereby had not expired; and

     ii)  shall be limited to:

          a) the allotment of equity securities where such securities have been offered (whether by way of a rights issue, open offer or other pre-emptive offer) to holders of ordinary shares and to holders of non-voting exchangeable shares in the capital of Shire Acquisition Inc. (iExchangeable Sharesi) in proportion (as nearly as may be, and on the basis that each Exchangeable Share is equivalent to three ordinary shares) to their existing holdings, or to holders of ordinary shares alone in proportion (as nearly as may be) to their existing holdings of ordinary shares, but subject in each case to the directors having a right to make such exclusions or other arrangements in connection with such offerings as they may deem necessary or expedient:

               1) to deal with equity securities representing fractional entitlements;

               2) to deal with ordinary shares represented by depository receipts; and

               3) to deal with legal or practical problems under the laws of, or requirements of any recognised regulatory body or any stock exchange in, any territory; and

          b) allotments of equity securities for cash otherwise than pursuant to paragraph (a) up to an aggregate nominal amount _of (pound)1,204,543.71.


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Special business

9 That the directors be and are hereby authorised to amend the rules of the Shire Pharmaceuticals Group plc Employee Stock Purchase Plan (iESPPi) in the manner set out in the copy of the rules of the ESPP submitted to the Meeting and signed by the Chairman for identification purposes with immediate effect.

10 That the directors be and they are hereby generally and unconditionally authorised to make market purchases (within the meaning of section 163(3) of the Companies Act 1985) of not more than 48,259,763 ordinary shares of 5p each in its share capital at not less than 5p per share and not more than 5% above the average of the middle market quotations for the ordinary shares in the Company taken from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which such shares are contracted to be purchased (in each case exclusive of any expenses) provided that the authority hereby conferred shall expire at the conclusion of the next Annual General Meeting of the Company to be held after the date hereof (except that the Company may make a contract to purchase its own shares under the authority hereby conferred prior to the expiry of such authority, which will or may be executed wholly or partly after the expiry of such authority and may make a purchase of its own shares in pursuance of any such contract).

By Order of the Board

Tatjana May Secretary
Hampshire International Business Park
Chineham, Basingstoke, Hampshire RG24 8EP

23 April 2002


Notes

1 A member entitled to attend and vote at the Meeting may appoint one or more proxies to attend and, on a poll, vote instead of him/her. A proxy need not also be a member. The appointment of a proxy will not preclude a member of the Company from attending and voting in person at the Meeting if he or she so desires.

2 A form of proxy is enclosed for holders of ordinary shares in the Company. To be valid the form of proxy (and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of such authority) must reach the Registrar, Lloyds TSB Registrars at The Causeway, Worthing, West Sussex BN99 6ZL, not later than 11am on 11 June 2002 (or 48 hours before any adjournment of the Meeting). A separate instruction card for holders of American Depository Receipts of the Company to give instructions to the depository for the American Depository Receipts is being provided to such holders.

3 The Company, pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, specifies that only those shareholders registered in the register of members of the Company as at 6pm on 11 June 2002 (or, in the case of adjournment, as at 6pm on the date two days preceding the date of the adjourned Meeting) shall be entitled to attend and vote at the Meeting in respect of the number of shares registered in their name at the time. Changes to entries on the register after such time will be disregarded in determining the right of any person to attend and/or vote at the Meeting.

4 Copies of the service contracts of the directors, the register of directorsi share interests, the Shire Pharmaceuticals Group plc Employee Stock Purchase Plan and of the Companyis Memorandum and Articles of Association will be available for inspection at the Companyis registered office at Hampshire International Business Park, Chineham, Basingstoke, Hampshire RG24 8EP during normal business hours on any week day (excluding Saturdays, Sundays and public holidays) from the date of this notice until the date of the Annual General Meeting and at the Meeting from 10.45am until the close of the Meeting.

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Business of the Annual General Meeting

The purpose of each of the resolutions proposed at the Annual General Meeting is as follows:


Resolution 1  Annual Report and financial statements

The first item of business is the requirement for shareholders to receive the report and the financial statements for the financial year which ended on 31 December 2001.


Resolutions 2, 3 and 4  Retirement and re-appointment of directors

In accordance with the Companyis Articles of Association, Dr James Henry Cavanaugh, Dr Barry John Price and Ronald Nordmann are required to retire and, pursuant to Resolutions 2, 3 and 4 respectively, offer themselves for re-appointment. Dr Cavanaugh is _non-executive Chairman of the Company and serves on the Audit and Remuneration Committees and is Chairman of the Nominations Committee. Dr Barry Price is the senior non-executive director of the Company, Chairman of the Remuneration Committee and _a member of the Audit Committee. Ronald Nordmann is a non-executive director and serves as a member of the Audit and Nominations Committees.

Resolution 5  Re-appointment of Auditors

This resolution proposes the re-appointment of Arthur Andersen as Auditors to the Company and authorises the directors to fix their remuneration.

Resolution 6  Remuneration report

This resolution is to approve the policy set out in the report of the Companyis Remuneration Committee in the Companyis report and financial statements for the financial year which ended on 31 December 2001. The vote will be advisory and in respect of the overall policy and not specific to individual levels of remuneration.


Resolution 7  Authority to allot shares

This resolution gives authority to the directors, for a period of five years from the date of the passing of the resolution, to allot _relevant securities within the limits of the authorised share capital up to a nominal amount of (pound)8,028,028.58, being the equivalent of _331/3 per cent of the total share capital of the Company in issue on 13 February 2002. This authority replaces a similar authority granted at the Annual General Meeting held on 7 July 2000. The directors have no present intention of exercising this authority.


Resolution 8  Disapplication of pre-emption rights

This resolution is conditional on Resolution 7 having been passed and will be proposed as a special resolution. It authorises the directors, for a period of five years from the date of the passing of the resolution, to allot equity securities for cash by way of rights free of the statutory pre-emption provisions. The allotment of equity securities for cash other than by way of a pro rata issue shall _be up to a nominal amount of (pound)1,204,543.71, being the equivalent of 5 per cent of the issued ordinary share capital in issue on 31 December 2001. This authority replaces a similar authority granted at the Annual General Meeting held on 7 July 2000, except that the new authority extends to allotments of equity securities to holders of Exchangeable Shares (as defined in Resolution 8), which (pursuant to arrangements made at the time of the Companyis merger with Biochem Pharma Inc.) carry rights economically equivalent to the rights attached to the Companyis ordinary shares.


Resolution 9  Employee Stock Purchase Plan

The Shire Pharmaceuticals Group plc Employee Stock Purchase Plan (the iESPPi) provides employees with an opportunity to purchase ordinary shares of the Company through accumulated payroll deductions. Currently employees whose customary employment is at least 20 hours per week are eligible to participate in the ESPP.

European Directive 97/81/EC (the iDirectivei) was issued on 15 December 1997. The Directive is a framework agreement which includes the requirement to remove discrimination against part-time workers. The Directive generally provides that a part-time employee cannot be treated in a less favourable manner than a comparable full-time employee in relation to conditions of employment.

As the Company has extended the ESPP to employees in certain European countries to which the Directive will apply, the Company proposes to amend the rules of the ESPP to allow all full and part-time employees to be eligible to participate in the ESPP.

A copy of the rules with the proposed amendment shown will be available for inspection during normal business hours at the Companyis registered office and at the Meeting from 10.45am until the close of the Meeting.


Resolution 10  Authority to make market purchases

This resolution is intended to confer authority on the directors to make market purchases of shares within a 10% limit, and in accordance with Article 39 of the Companyis Articles of Association. The authority will give the Company flexibility in managing its balance sheet. The Board has no immediate intention of exercising this authority. Moreover, purchases will only be made if they would result in an expected increase in earnings per share, will take into account other available investment opportunities and will be in the best interests of shareholders generally. Any shares purchased in accordance with this authority will subsequently be cancelled.

Options were outstanding as at 28 March 2002 to subscribe for a total number of 19,173,236 ordinary shares, or 4.0% of the Companyis issued share capital. If the authority to purchase shares is ever used in full, the proportion of issued share capital represented by this figure would be 4.4%.

Biographical details of directors standing for re-appointment

The following information sets forth the name and age of each director standing for re-appointment, all other positions or offices, if any, now held by him with the Company and his principal occupation during the past five years.

Dr James Cavanaugh, 65, joined the Board on 24 March 1997 and was appointed as non-executive Chairman with effect from _11 May 1999. Dr Cavanaugh is the President of HealthCare Ventures LLC. Formerly he was President of SmithKline & French Laboratories, the US pharmaceutical division of SmithKline Beecham Corporation. Prior to that, he was President of SmithKline Beecham Corporationis clinical laboratory business and, before that, President of Allergan International. Prior to his industry experience, Dr Cavanaugh served as Deputy Assistant to the President of the US for Health Affairs on the White House staff in Washington, DC. He is a non-executive director of MedImmune Inc., Diversa Corporation, 3-Dimensional Pharmaceuticals Inc. and Versicor Inc. Dr Cavanaugh also serves on the Companyis Audit and Remuneration Committees.

Dr Barry Price, 58, joined the Board on 24 January 1996 having spent 28 years with Glaxo holding a succession of key executive positions with Glaxo Group Research. He is Chairman of Antisoma plc and also Biowisdom Ltd. He is also on the board of directors _of Pharmgene plc. Dr Price is Chairman of the Remuneration Committee and a member of the Audit Committee. He is also the Companyis senior non-executive director.

Ronald Nordmann, 60, has served as a non-executive director since December 1999, and has been a financial analyst in healthcare equities since 1971. From September 1994 to January 2000 he was an analyst and partner at Deerfield Management. He has held senior positions with PaineWebber, Oppenheimer & Co., F. Eberstadt & Co., and Warner-Chilcott Laboratories, a division of Warner-Lambert. Mr Nordmann received his undergraduate degree from The Johns Hopkins University and an MBA from Fairleigh Dickinson University. Mr Nordmann is also a director of Guilford Pharmaceuticals Inc., Boron, LePore & Associates Inc. and Pharmaceutical Resources Inc. Mr Nordmann serves as a member of the Companyis Audit and Nominations Committees.